Exhibit 1.1

SK Telecom Co., Ltd.

[            ] American Depositary Shares

Representing [            ] Shares of Common Stock

(par value Won 500 per Share)

Underwriting Agreement

August [            ], 2005

ABN AMRO Bank N.V., Hong Kong branch

and N M Rothschild & Sons (Hong Kong) Limited,

each trading as ABN AMRO Rothschild

41/F., Cheung Kong Center
2 Queen’s Road Central
Central
Hong Kong

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

4 World Financial Center
250 Vesey Street
New York, New York 10080
United States of America

    As representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Momenta (Cayman), an exempted company formed with limited liability under the laws of the Cayman Islands (“Momenta”), proposes, subject to the terms and conditions stated herein, to sell to the underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [            ] American Depositary Shares (the “ADSs”), representing [            ] shares of the common stock, par value Won 500 per share (the “Common Stock”), of SK Telecom Co., Ltd. (the “Company”), a corporation with limited liability established under the laws of the Republic of Korea (the “Republic”). The offering of ADSs is referred to herein as the “Offering”. The shares of Common Stock represented by the ADSs are hereinafter called the “Shares.” The ADSs are evidenced by American Depositary Receipts (the “ADRs”). The ADSs and the ADRs have been issued pursuant to a Deposit Agreement, dated as of May 31, 1996, as amended by amendment no. 1 dated March 15, 1999, amendment no. 2 dated April 24, 2000 and amendment no. 3 dated July 24, 2002 (the “Original Deposit Agreement,” and together with and as supplemented by the side letter (the “Side Letter”) dated as of August 1, 2002 by and between the Depositary and the Company, the “Deposit Agreement”), among the Company, Citibank, N.A., as depositary (the “Depositary”), and all holders from time to time of the ADRs issued thereunder. Each ADS represents the right to receive one-ninth of one share of Common Stock.

A registration statement on Form F-3 (File No. 333-126120) (the “Initial Registration Statement”) in respect of the Shares has been filed with the United States Securities and Exchange Commission (the “Commission”). The various parts of the Initial Registration Statement, including (i) the information contained in the form of the final Prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A to be part of the Initial Registration Statement at the time it was declared effective and (ii) all exhibits thereto, and any registration statement increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Act”), including all exhibits thereto, and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. The prospectus relating to the ADSs, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the “Prospectus”. Any reference herein to any “Preliminary Prospectus” shall be deemed to refer to a preliminary prospectus relating to the ADSs included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under Act. Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be. Any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the ADSs in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing).

Section 1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) The Registration Statement has been filed with the Commission; such Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to ABN AMRO Bank N.V., Hong Kong branch and N M Rothschild & Sons (Hong Kong) Limited, each trading as ABN AMRO Rothschild (“ABN AMRO Rothschild”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, the “Representatives”) and, excluding exhibits to such Registration Statement, but including all documents incorporated by reference in the Prospectus contained therein, heretofore delivered or to be delivered to each of the other Underwriters, have been declared effective by the Commission in such form; other than a Rule 462(b) Registration Statement, which became effective upon filing, no other document with respect to such Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than preliminary and final prospectuses or prospectus supplements filed pursuant to Rule 424(a) or Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of such Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and to the best of the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission;

(ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder;

(iii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (A) the information provided by Momenta as specified in Section 8(b) below or (B) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Prospectus as amended or supplemented;

(iv) Registration statements on Form F-6 (File Nos. 333-10152 and 333-96575) in respect of the ADSs have been filed with the Commission; such registration statements, in the forms heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statements, have been declared effective by the Commission in such form; no other document with respect to such registration statements has heretofore been filed with the Commission; no stop order suspending the effectiveness of any such registration statements has now been issued and to the best of the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statements, taken together, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “ADS Registration Statement”);

(v) The Registration Statement, the ADS Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement, the ADS Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement, the ADS Registration Statement and any amendments or supplements thereto did not and will not, as of the applicable effective date, as to the Registration Statement, the ADS Registration Statement and any amendments or supplements thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not ,and at the Time of Delivery (defined in Section 4 hereof) will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives or any of their affiliates expressly for use in the Registration Statement or the Prospectus;

(vi) The section entitled “Critical Accounting Policies, Estimates And Judgments” in the Prospectus accurately and fully describes in all material respects (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof;

(vii) Except as set forth in the Prospectus, the Company is not engaged in any material transactions with its directors, officers or management, on terms that are not available to other parties on an arm’s-length basis;

(viii) The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with Korean GAAP, with a reconciliation to U.S. GAAP, and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ix) Except as disclosed in the Prospectus or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor stoppage or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the consolidated capitalization, the consolidated long-term debt or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs or senior management of the Company or the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

(xi) The Company has been duly incorporated and is validly existing as a corporation under the laws of the Republic, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

(xii) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(xiii) The Shares have been duly and validly authorized and duly issued and are fully paid and non-assessable; the Shares conform, in all material respects, to the description under the caption “Description of Capital Stock” contained in the Prospectus as amended or supplemented; all of the Common Stock (including the Shares) have been duly listed and admitted for trading on the Stock Market Division of the Korea Exchange (the “Korea Exchange”) in Seoul, Korea; the stockholders of the Company have no pre-emptive or other rights to acquire the Shares or ADSs and there are no restrictions on transfers of the Shares or the ADSs under Korean law except as described in the Prospectus as amended or supplemented;

(xiv) This Agreement has been duly authorized, executed and delivered by the Company and will constitute a valid and legally binding obligation of the Company;

(xv) The execution of this Agreement, the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement, and the consummation by the Company of the transactions herein and therein contemplated, will not (A) result in any violation of the provisions of the Articles of Incorporation of the Company, (B) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or other assets of the Company is subject, other than any such conflicts, breaches, violations or defaults which, individually or in the aggregate, would not have a material adverse effect on the general affairs, senior management or current, or insofar as reasonably can be foreseen, future consolidated financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body or any stock exchange authorities having jurisdiction over the Company or any of its properties (“Governmental Agency”);

(xvi) No consent, approval, authorization, order, registration, clearance or qualification (“Governmental Authorization”) of or with any such U.S. or Korean Governmental Agency is required to be obtained or made by the Company for the sale of the ADSs pursuant to the Offering or the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except (i) such as have been, or will have been obtained prior to the Time of Delivery, under the Act, the Exchange Act, and the regulations thereunder and (ii) such Governmental Authorizations as may be required under state securities or blue sky laws in connection with the purchase and distribution of the ADSs by the Underwriters;

(xvii) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, assuming the Depositary has satisfied those legal requirements that are applicable to it to the extent necessary to make the Deposit Agreement enforceable against it, constitutes a valid, binding and enforceable agreement of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general principles of equity and, assuming the accuracy of, and compliance with, the representations, warranties and covenants made by Momenta and SK Corporation herein, such ADRs have been duly and validly issued and the persons in whose names the ADRs are registered are entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus;

(xviii) The Company and its subsidiaries have good title to all real property and good title to all personal property owned by them that are material to the business or operations of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus as amended or supplemented or do not, or are not reasonably expected to, materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries that are material to the business or operations of the Company and its subsidiaries taken as a whole are held by them under valid leases with such exceptions as are not material or do not, or are not reasonably expected to, materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole;

(xix) The Company is not in violation of its Articles of Incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or any of its properties may be bound, except any such violation or default that is not likely to have a Material Adverse Effect;

(xx) The Company has all necessary licenses and approvals of and from applicable Government Agencies to carry on its business as described in the Prospectus, except where the failure to have any such license or approval will not have a Material Adverse Effect;

(xxi) The Company is not an “investment company” nor an entity controlled by an “investment company”, as such terms are defined in the United States Investment Company Act of 1940, as amended;

(xxii) In connection with the Offering, neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which has constituted stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and ADSs;

(xxiii) Other than as set forth in the Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would in the aggregate have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or others; and

(xxiv) The Company consented to the deposit of the Shares by SK Corporation with the Depositary and the issuance by the Depositary of the ADRs evidencing the ADSs to be delivered by Momenta to the Underwriters at or prior to the Time of Delivery.

(b) Momenta represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) Momenta has been duly incorporated and is validly existing as an exempted company formed with limited liability under the laws of the Cayman Islands;

(ii) This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and legally binding agreement of, Momenta, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii) All consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any U.S., Korean or Cayman Islands court or governmental agency or body having jurisdiction over Momenta or any of its material properties required for the deposit of the Shares deposited with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at the Time of Delivery, for the sale and delivery of the ADSs to be sold by Momenta hereunder, and for the execution and delivery by Momenta of this Agreement have been obtained or made (except (i) such as have been obtained or made, or will be obtained or made prior to the Time of Delivery, under the Act, the Exchange Act, and the rules and regulations thereunder and such consents, approvals, authorizations, orders, registrations, clearances or qualifications as may be required under State securities or blue sky laws in connection with the purchase or distribution of the ADSs by the Underwriters and (ii) such as have been obtained or made, or will be obtained or made, under the Republic’s Securities and Exchange Act of 1962, as amended, and the regulations thereunder); and Momenta has full right, corporate power and authority to enter into this Agreement and to sell, assign, transfer and deliver the ADSs to be sold by Momenta hereunder;

(iv) The sale of the ADSs to be sold by Momenta hereunder and the compliance by Momenta with all the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated relating to Momenta will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Momenta is a party or by which Momenta is bound, or to which any of the property or assets of Momenta is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation of Momenta or any statute or any order, rule or regulation of any U.S., Korean or Cayman Islands court or governmental agency or body having jurisdiction over Momenta or any of its respective properties except in any such case for such conflicts, breaches, violations or defaults which would not result in a material adverse effect on Momenta;

(v) As of the date hereof Momenta has, and immediately prior to delivery of such ADSs Momenta will have, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, and upon delivery of such ADSs and payment therefor pursuant hereto, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters (other than any liens, encumbrances, equities and claims recorded by or through any Underwriters);

(vi) Momenta has not taken, directly or indirectly, any action which has constituted stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and ADSs;

(vii) Only to the extent that any statements or omissions made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by Momenta expressly for use therein, such Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(viii) As of the date hereof, and as of the Time of Delivery, as the case may be, Momenta is not in possession of any material non-public information concerning the Company or its subsidiaries that is not set forth in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto;

(ix) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, Momenta will deliver to you prior to or at the Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(x) Momenta has or will instruct the Depositary to deliver such ADSs to the Underwriters at the Time of Delivery; and such ADSs are subject to the interests of the Underwriters hereunder;

(c) SK Corporation represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) SK Corporation has been duly incorporated and is validly existing as a corporation with limited liability established under the laws of the Republic and this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and legally binding agreement of, SK Corporation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(ii) All consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any U.S., Korean or Cayman Islands court or governmental agency or body having jurisdiction over Momenta or any of its material properties required for the deposit of the Shares deposited with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at the Time of Delivery, for the sale and delivery of the ADSs to be sold by Momenta hereunder, and for the execution and delivery by Momenta of this Agreement have been obtained or made (except (i) such as have been obtained or made, or will be obtained or made prior to the Time of Delivery, under the Act, the Exchange Act, and the rules and regulations thereunder and such consents, approvals, authorizations, orders, registrations, clearances or qualifications as may be required under state securities or blue sky laws in connection with the purchase or distribution of the ADSs by the Underwriters and (ii) such as have been obtained or made, or will be obtained or made, under the Republic’s Securities and Exchange Act of 1962, as amended, and the regulations thereunder); and Momenta has full right, corporate power and authority to enter into this Agreement and to sell, assign, transfer and deliver the ADSs to be sold by Momenta hereunder;

(iii) The sale of the ADSs to be sold by Momenta hereunder and the compliance by Momenta with all the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated relating to Momenta will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Momenta is a party or by which Momenta is bound, or to which any of the property or assets of Momenta is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation of Momenta or any statute or any order, rule or regulation of any U.S., Korean or Cayman Islands court or governmental agency or body having jurisdiction over Momenta or any of its respective properties except in any such case for such conflicts, breaches, violations or defaults which would not result in a material adverse effect on Momenta;

(iv) As of the date hereof Momenta has, and immediately prior to delivery of such ADSs Momenta will have, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, and upon delivery of such ADSs and payment therefor pursuant hereto, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters (other than any liens, encumbrances, equities and claims recorded by or through any Underwriters);

(v) SK Corporation has not taken, directly or indirectly, any action which has constituted stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and ADSs;

(vi) Only to the extent that any statements or omissions made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by Momenta expressly for use therein, such Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

(vii) As of the date hereof, and as of the Time of Delivery, as the case may be, SK Corporation is not in possession of any material non-public information concerning the Company or its subsidiaries that is not set forth in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.

Section 2. Subject to the terms and conditions herein set forth, (a) Momenta agrees to sell to the Underwriters an aggregate of [            ] ADSs, and each of the Underwriters agrees, several and not jointly, to purchase from Momenta, at a purchase price per ADS of U.S.$[            ] (less the Underwriters’ commission identified in Section 4(a)), the number of ADSs set forth opposite the names of the Underwriters in Schedule I hereto.

(b) SK Corporation agrees with each of the Underwriters during the period beginning from the date of the Prospectus and continuing to and including 150 days after such date, except as provided hereunder, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of the Company’s capital stock (including Common Stock) or securities of the Company that are convertible into or exchangeable or exercisable for any shares of the Company’s capital stock (including Common Stock), including any global, American or similar depositary shares, enter into a transaction which would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Company’s capital stock (including Common Stock), whether any of these transactions are to be settled by delivery of the Company’s capital stock (including Common Stock) or such other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives, except that SK Corporation may make offers, sales, contracts to sell or otherwise dispose of any such securities as may be required to carry out the actions contemplated by the indenture, the notes and the other transaction agreements for the offering by Momenta in 2002 of US$1,250,000,000 2.5% Guaranteed Exchangeable Notes due 2007 (the “Notes”).

Section 3. (a) Upon the authorization by the Representatives of the release of the ADSs, the several Underwriters propose to offer the ADSs for sale upon the terms and conditions set forth in the Prospectus.

(b) Each Underwriter hereby represents and agrees that the ADSs to be purchased as described herein will be purchased by it as principal, and that such Underwriter will not, directly or indirectly, offer to sell or sell any Shares or ADSs in the Republic or to any resident of the Republic, except as otherwise permitted under the laws of the Republic.

(c) The Representatives agree to promptly advise the Company and Momenta that the distribution of the ADSs pursuant to this Agreement and that all stabilization activities relating thereto have been terminated.

Section 4. (a) ADRs evidencing the ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives or their United States selling agent(s) may request upon at least forty-eight hours’ notice to SK Corporation and Momenta prior to each Time of Delivery (as defined below), shall be delivered by or on behalf of Momenta to the Representatives or their United States selling agent(s), through the facilities of The Depository Trust Company (the “DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor (less the Underwriters’ commission per ADS of $[            ]) by wire transfer to the accounts designated by Momenta, payable to the order of Momenta in immediately available funds.

The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on [            ], 2005 or such other time and date as the Representatives and Momenta may agree upon in writing. Such time and date for delivery of the ADSs is herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the ADSs and any additional documents reasonably requested by the Underwriters pursuant to Section 7(n) hereof, will be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP, 39th Floor, Bank of China Tower, One Garden Road, Central, Hong Kong SAR, China (the “Closing Location”), and the ADSs will be delivered as specified in clause (a) above, all at the Time of Delivery. A meeting will be held at the Closing Location at or about [            ] p.m., Hong Kong time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

Section 5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus as amended or supplemented in relation to the ADSs in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or the ADS Registration Statement or Prospectus as amended or supplemented after the date of this Agreement and prior to the Time of Delivery for such ADSs which shall not have been approved by the Representatives for such ADSs promptly after they have received reasonable notice thereof (which approval by the Representatives shall not unreasonably be withheld); to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery for such ADSs and furnish the Representatives with copies thereof; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares or the ADSs, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or the ADS Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or the ADSs, of the suspension of the qualification of the Shares or the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the ADS Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Shares or the ADSs or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares or the ADSs for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares or the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with printed copies of the Prospectus in New York City, or such other place as the Underwriters may reasonably specify, as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a Prospectus in connection with sales of any of the ADSs at any time nine months or more after the date of this Agreement, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders (within the meaning of the Act) as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date of the Prospectus and continuing to and including 90 days after such date, except as provided hereunder, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of the Company’s capital stock (including Common Stock) or securities of the Company that are convertible into or exchangeable or exercisable for any shares of the Company’s capital stock (including Common Stock), including any global, American or similar depositary shares, enter into a transaction which would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Company’s capital stock (including Common Stock), whether any of these transactions are to be settled by delivery of the Company’s capital stock (including Common Stock) or such other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives, except (1) additional shares of the Company’s capital stock (including Common Stock) representing a dividend or free distribution in respect of such stock, provided that the holders of the shares underlying the ADSs participate in such dividend or free distribution on substantially the same basis as all of the Company’s other shareholders, (2) a conversion or exchange of convertible or exchangeable securities outstanding on the date of this Agreement, (3) a sale of securities to members of the Company’s employee stock ownership program or an issuance of stock options to the Company’s employees under its compensation scheme, (4) the filing of a registration statement relating to the ADSs in order to enable the exchange of such ADSs for the Notes pursuant to the terms of such Notes and (5) Common Stock (whether newly issued or held as treasury stock or by a beneficial trust fund established by the Company) or securities of the Company that are convertible into or exchangeable or exercisable for such shares of Common Stock, offered or sold by the Company as consideration for the acquisition by the Company, or merger or consolidation with or into the Company, of any of the Company’s majority-owned subsidiaries which is a majority-owned subsidiary of the Company as of the date of this Agreement.

(f) To comply in all material respects with the Deposit Agreement so that the ADSs to be delivered to the Underwriters at the Time of Delivery are not Restricted ADSs (as defined in the Side Letter);

(g) Not to (and to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares and the ADSs until it has been advised by the Representatives pursuant to Section 3(c) of this Agreement that the distribution of the ADSs pursuant to this Agreement and that all stabilization activities relating thereto have been terminated;

(h) To use its best efforts to maintain the listing of the ADSs on the New York Stock Exchange, SEAQ International, the Official List of the United Kingdom Listing Authority and the London Stock Exchange; and

(i) If Momenta and the Underwriters elect to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, provided that Momenta shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act and, unless such fee shall be paid, the Company shall not be required to make such filing.

Section 6. Momenta and the Underwriters shall pay such fees and expenses incurred in connection with the consummation of the transactions contemplated herein in accordance with the agreement among such parties relating to payment of such fees and expenses (the “Expense Side Letter”).

Section 7. The obligations of the Underwriters hereunder, as to the ADSs to be delivered at the Time of Delivery, shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company, Momenta and SK Corporation herein, at and as of the Time of Delivery for such ADSs, are true and correct in all material respects, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus as amended or supplemented in relation to the Shares and ADSs shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if Momenta and the Underwriters have elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery, with respect to the ADSs to be sold at the Time of Delivery, the Registration Statement, the ADS Registration Statement and the Prospectus each as amended or supplemented and such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Debevoise & Plimpton LLP, U.S. counsel for the Company, Momenta and SK Corporation shall have furnished to the Representatives their written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to the Representatives to the effect that:

(i) To the extent (if any) that the laws of the State of New York govern the due execution and delivery of this Agreement by the Company, SK Corporation and Momenta, each of the Company, SK Corporation and Momenta has duly executed and delivered this Agreement;

(ii) To the extent (if any) that the laws of the State of New York govern the due execution and delivery of the Deposit Agreement by the Company, the Company has duly executed and delivered the Deposit Agreement and the Deposit Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(iii) Upon due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Shares by Momenta in respect thereof in accordance with the provisions of the Deposit Agreement and of the Side Letter, such ADRs will be duly and validly issued and persons in whose names such ADRs are registered will be entitled to the rights of holders of ADRs specified therein and in the Deposit Agreement;

(iv) The execution, delivery and performance by each of the Company, SK Corporation and Momenta of its obligations under this Agreement and by the Company of its obligations under the Deposit Agreement will not violate any existing federal law of the United States or law of the State of New York known to such counsel to be applicable to the Company, SK Corporation or Momenta, as the case may be, and no consent, approval, authorization, order, registration or qualification of or with any United States governmental agency having jurisdiction over the Company, SK Corporation or Momenta is required to be obtained or made by the Company, SK Corporation or Momenta under any United States federal or New York State law known to such counsel to be binding on the Company, SK Corporation or Momenta for the performance by it of its respective obligations under this Agreement and by the Company under the Deposit Agreement, except such as have been obtained and made under the Securities Act and such as may be required by the securities or Blue Sky laws of the various States of the United States (as to which such counsel expresses no opinion);

(v) None of the Company, SK Corporation or Momenta is required to register as an investment company under the Investment Company Act of 1940;

(vi) The statements set forth in the Prospectus under the heading “Description of American Depositary Shares,” in the first paragraph under the heading “Underwriting,” in the table immediately following the first paragraph under the heading “Underwriting,” in the second paragraph under the heading “Underwriting,” in the second full paragraph on page 159 of the Prospectus (relating to the Company’s agreement not to offer or sell certain of its securities, subject to certain exceptions for 90 days after the date of the Prospectus) and in the first full paragraph on page 162 of the Prospectus (relating to the Company’s and Momenta’s agreement to indemnify the Underwriters), in so far as they purport to constitute summaries of certain provisions of the documents referred to therein, provide a fair summary of such provisions in all material respects;

(vii) The statements set forth in the Prospectus under the heading “Taxation—U.S. Federal Income Tax Consequences,” to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects. For the avoidance of doubt, such counsel expresses no view as to matters stated therein as the belief of the Company;

(viii) Assuming the validity of such actions under Korean law, under the laws of the State of New York relating to submission to jurisdiction, each of the Company, SK Corporation and Momenta, pursuant to Section 14 of this Agreement, and the Company, pursuant to Section 7.06 of the Deposit Agreement, has validly and irrevocably submitted to the jurisdiction of any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding arising under or in connection with this Agreement and, in the case of the Company, the Deposit Agreement and has validly appointed Gary R. Whitaker as its authorized agent for the purpose described in Section 14 of this Agreement and Section 7.06 of the Deposit Agreement; and

(ix) The Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission.

In rendering such opinion, such counsel may (i) state that their opinion is limited to matters governed by the federal laws of the United States and the laws of State of New York, (ii) rely as to matters of fact to the extent they deem proper, on statements and representations of officers and other representatives of the Company, SK Corporation and Momenta and (iii) state that their opinion is subject to the effect of foreign laws or foreign governmental actions. Such opinion may state that such counsel expresses no opinion as to the subject matter jurisdiction of the federal courts of the United States of America over any action between two parties neither of which is a “citizen” of any state for purposes of 28 U.S.C. Section 1332 or as to the provisions of Section 5.10 of the Deposit Agreement.

In addition, the following shall be included in the letter to be delivered by Debevoise & Plimpton LLP to the Underwriters at the same time or times as the foregoing opinion is required to be delivered by such counsel pursuant to this Agreement. The letter shall state that while such counsel has not themselves checked the accuracy and completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in (vi) and (vii) above, such counsel advises the Underwriters that (i) the Registration Statement (except for the financial statements, the related notes and schedules, and other financial information contained therein or omitted therefrom, as to which such counsel expresses no belief), at the time it became effective, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel express no belief as to Regulation S-T); (ii) the documents incorporated by reference in the Registration Statement which were filed with the Commission (except for the financial statements, the related notes and schedules, and other financial information contained therein or omitted therefrom, as to which such counsel expresses no belief), as amended in the case of the Company’s annual report on Form 20-F for the year ended December 31, 2004, at the time the Registration Statement became effective, appeared on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder (except that such counsel expresses no belief as to Regulation S-T); and (iii) In the course of such counsel’s review and discussion of the contents of the Registration Statement with certain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to such counsel’s attention that cause such counsel to believe that the Registration Statement (except for the financial statements, the related notes and schedules, and other financial information contained therein or omitted therefrom, as to which such counsel expresses no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that any contract or other document of a character required to be filed as an exhibit to the Registration Statement is not filed as required.

(d) Woo, Yun, Kang, Jeong & Han, Korean counsel for the Company and SK Corporation, shall have furnished to the Representatives their written opinion dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation with limited liability under the laws of the Republic, with power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

(ii) To the best of such counsel’s knowledge and other than as set forth in the Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, are reasonably likely to have a material adverse effect on the financial position, stockholders’ equity, result of operations or business of the Company and its subsidiaries taken as a whole and, to the best of such counsel’s knowledge, no such proceedings are threatened by governmental authorities or others;

(iii) This Agreement has been duly authorized, executed and delivered by the Company;

(iv) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company, including the Shares, have been duly authorized and validly issued, and are fully paid and nonassessable; the statements set forth under the heading “Description of the Capital Stock” in the Prospectus as amended or supplemented, insofar as such statements purport to summarize certain provisions of the Shares and of the Company’s Articles of Incorporation, provide a fair and accurate summary of such provisions in all material respects; the stockholders of the Company have no preemptive or other rights to acquire the Shares or the ADSs; and there are no restrictions on transfers of the Shares or the ADSs (with respect to transfers of ADSs between non-Korean residents and/or foreigners, under relevant laws, as the case may be) under Korean law except as described in the Prospectus as amended or supplemented under “Business—Law and Regulation,” “Description of American Depositary Shares” and “Korean Foreign Exchange Controls and Securities Regulations”;

(v) There is no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company among the Shares and other outstanding shares of Common Stock and all holders (on the record date) of such Shares will be entitled, on the same basis as such other outstanding shares of Common Stock, to payment of full annual dividends in respect of the Company’s 2005 fiscal year, if any such dividends are declared;

(vi) The Deposit Agreement has been duly authorized, executed and delivered by the Company and the Company has satisfied all Korean legal requirements applicable to it to make the Deposit Agreement a legal, valid, binding and enforceable agreement of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity;

(vii) The compliance by the Company with all of the provisions of the Shares and the ADSs, the Deposit Agreement, and this Agreement, the filing of the Registration Statement, and the consummation by the Company of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the material properties or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Articles of Incorporation of the Company or any statute, order, rule, regulation, judgment or decree of any Governmental Agency in the Republic having jurisdiction over the Company or any of its properties;

(viii) No Government Authorization of any Governmental Agency in the Republic is required under Korean law for the sale by Momenta of the ADSs, and the performance by the Company of the transactions contemplated by the Deposit Agreement or this Agreement except (A) the filing of a report with the Korean Financial Supervisory Commission and the Stock Market Division of the Korea Exchange in connection with the sale of five percent (5%) or more of the total outstanding and issued shares of the Company, and (B) such Government Authorization as have been obtained or made, or will be obtained or made, under the Korean Securities and Exchange Act of 1962, as amended and the Foreign Exchange Transaction Law of 1998, as amended, and the regulations thereunder;

(ix) The statements of Korean law set forth in the Prospectus as amended or supplemented under the headings “Business—Law and Regulation”, “Management—Directors and Senior Management” and “Korean Foreign Exchange Controls and Securities Regulations” are true and correct in all material respects and constitute a fair summary thereof;

(x) The statements set forth in the Prospectus as amended or supplemented under the heading “Taxation—Korean Taxation” insofar as such statements purport to summarize Korean tax laws relating to the ADSs provide a fair summary of the principal Korean tax consequences of an investment in the ADSs;

(xi) The Company would not, under the laws of the Republic, be entitled to plead, or cause to be pleaded on its behalf, sovereign immunity with respect to any of its obligations under the Deposit Agreement, this Agreement, the Shares or the ADSs;

(xii) The choice of law provisions set forth in Section 18 of the Underwriting Agreement and Section 7.06 of the Deposit Agreement will be recognized by the courts of the Republic insofar as the application of the laws of the State of New York is not contrary to the public policy of the Republic, provided that (x) the Republic’s laws bearing upon the capacity of the Company to enter into contracts and (y) the Republic’s laws, decrees and administrative regulations requiring governmental approvals, authorizations and consents for actions or contracts executed by the Company will be applied by the Republic’s courts; the Underwriting Agreement is in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Company, provided that in order to be admissible in a court of the Republic, a document should be in the Korean language or accompanied by a Korean language translation thereof; the Company can sue and be sued in its own name; under the laws of the Republic, the submission of the Company to the non-exclusive jurisdiction of federal and state courts in New York City (each a “New York Court” and collectively the “New York Courts”) is valid and binding; and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement or the Deposit Agreement or the transactions contemplated by the Underwriting Agreement will be recognized in the Republic, provided that (A) such New York Court has valid jurisdiction in accordance with international jurisdiction principles under Korean laws and applicable treaties, (B) such judgment was final and conclusive, (C) the Company had received service of process (other than by publication or similar means) in sufficient time to prepare its defense in conformity with the laws of the jurisdiction of the court rendering judgment or such party responded to the action or proceeding without being served with process, (D) such judgment has not been obtained by fraud and recognition of such judgment is not contrary to the public policy of the Republic and (E) judgments of the courts of the Republic are similarly recognized and enforced under the laws of the jurisdiction of the court rendering such judgment;

(xiii) The Company has the power, under the laws of the Republic, to submit, and has taken all necessary corporate action to submit, including, to the extent necessary under the laws of the Republic, a valid waiver of immunity, to the jurisdiction of any New York State or U.S. federal court located in the Borough of Manhattan, The City of New York, New York, and to appoint Gary R. Whitaker as the authorized agent of the Company for the purposes and to the extent described in this Agreement; and, under the laws of the Republic, neither the Company nor any of its property, whether in the United States or in the Republic, is immune from any action in aid of execution, or from execution upon, any judgment of any such court;

(xiv) To ensure the legality, validity, enforceability and admissibility into evidence in the Republic of each of this Agreement, the Deposit Agreement, the Shares or the ADSs or any such other document, it is not necessary that any of this Agreement, the Deposit Agreement, the Shares, the ADSs or any such other document be filed or recorded with any court or other authority in the Republic;

(xv) It is not necessary under the laws of the Republic (A) to enable any holder of Shares or ADSs, the Underwriters or the Depositary, or any or all of them, to enforce their respective rights under any of this Agreement, the Deposit Agreement, the ADSs or any other documents to be furnished thereunder or (B) solely by reason of the execution, delivery or consummation of any of this Agreement, the Deposit Agreement, the ADSs or any other documents to be furnished thereunder, that any of them should be licensed, qualified or entitled to carry out business in the Republic;

(xvi) No Underwriter or holder of Shares or ADSs will be deemed resident, domiciled or carrying on business in the Republic for the purpose of taxation in the Republic solely by reason of the execution, delivery, consummation or enforcement of any of this Agreement, the Deposit Agreement, the ADSs or any other document to be furnished thereunder, provided that the execution, delivery, consummation or enforcement of such document by the Underwriters and the holder of Shares or ADSs takes place outside of the Republic;

(xvii) Immediately prior to the time of the deposit of the Shares by SK Corporation with the Depositary against the issuance of the ADRs evidencing the ADSs to be sold by Momenta to the Underwriters, SK Corporation was deemed to possess such Shares and was presumed to own the beneficial interest in those Shares, provided the Shares were credited to the account of SK Corporation in the customer account book kept by the custodian which is a participant in the Korea Securities Depository;

(xviii) Except as disclosed in the Registration Statement, ADS Registration Statement or the Prospectus, the sale of the ADSs by Momenta to the Underwriters and the compliance by Momenta with all the provisions of the Shares and the ADSs and this Agreement and the consummation by Momenta of the transactions herein and therein contemplated will not result in any violation of the provisions of any statute, order, rule, regulation, judgment or decree of any Governmental Agency in the Republic;

(xix) No stamp or other issuance or transfer taxes or duties, and no capital gains, income, withholding or other taxes, are payable to the Republic or any political subdivision or taxing authority thereof or therein by or on behalf of the Underwriters in connection with (A) the sale and delivery by Momenta to or for the respective accounts of the Underwriters of the ADSs or (B) the sale and delivery outside the Republic by the Underwriters of the ADSs received from Momenta to the initial purchasers thereof in the manner contemplated therein, provided the ADSs remain listed on the New York Stock Exchange at the time of the sale and delivery of the ADSs.

In rendering such opinion, such counsel may (i) state that their opinion is limited to matters governed by the laws of the Republic and rely as to all matters governed by New York law upon the opinion of Debevoise & Plimpton LLP referred to in subsection (c) of this Section and (ii) rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company.

In addition, the following shall be included in a separate letter to be delivered by Woo, Yun, Kang, Jeong & Han to the Underwriters at the same time or times as the foregoing opinion is required to be delivered by such counsel pursuant to this Agreement. The letter shall state that no information has come to such counsel’s attention that causes such counsel to believe that, from a legal perspective, the Registration Statement as of its effective date, or any further amendments thereto made by the Company prior to the Time of Delivery (except the financial statements, schedules and other financial data included therein as to which such counsel expresses no view) contained or contains an untrue statement of a material fact or omitted to state a material fact necessary in order to make the material statements therein, in the light of the circumstances under which they were made, not misleading; or that as of the date thereof or at the Time of Delivery, the Prospectus as amended or supplemented (except the financial statements and schedules and other financial data included therein as to which such counsel expresses no view), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Shin & Kim, Korean counsel for the Underwriters, shall have furnished to the Representatives their written opinion or opinions, dated the Time of Delivery in form and substance satisfactory to you, substantially to the effect set forth in subsection (d) of this Section, and such counsel shall have received from the Company such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion or opinions such counsel may rely as to all matters governed by New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP and Debevoise & Plimpton LLP referred to in subsections (b) and (c) of this Section.

(f) Patterson, Belknap, Webb & Tyler, LLP, counsel for the Depositary, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the valid and legally binding agreement of the Depositary, enforceable against the Depositary in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or in equity), and (b) rights to indemnity and contribution may be limited by United States federal or state securities laws or public policy;

(ii) The Depositary has full power and authority and legal right to execute and deliver the Deposit Agreement and to perform its obligations thereunder;

(iii) The ADRs issued in accordance with the terms and conditions of the Deposit Agreement and the F-6 Registration Statements (Reg. Nos. 333-10152 and 333-96575) relating to the ADRs (collectively, the “F-6 Registration Statements”) filed with the Commission on March 24, 1999 and July 15, 2002, respectively, to evidence the ADSs delivered to the Underwriters in connection with the sale are duly and validly issued and entitle the Holders thereof (as defined in the Deposit Agreement) to the rights specified therein and in the Deposit Agreement;

(iv) The F-6 Registration Statements have been declared effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the F-6 Registration Statements has been issued and no proceeding for that purpose has been initiated or threatened. The F-6 Registration Statements comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations adopted by the Commission thereunder, in each case as known to us to be interpreted by the staff of the Commission at this time;

(v) The statements in the final Prospectus filed as part of the Registration Statement under the heading “Description of American Depositary Shares”, insofar as such statements purport to describe the Depositary and summarize certain provisions of the Deposit Agreement, the ADSs and the ADRs, are fair and accurate; and

(vi) The ADSs are not Restricted ADSs and as such are not subject to the terms and conditions of the Side Letter (except to the extent that the Side Letter permits the Depositary to issue Restricted ADSs under the terms of the Deposit Agreement).

In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States.

(g) Maples and Calder, Cayman counsel for Momenta, shall have furnished to the Representatives their written opinion dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that;

(i) Momenta has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws, orders, regulations or decrees of the Cayman Islands. The authorized share capital of Momenta is US$[            ] divided into [            ] Shares of a par value of US$[            ] each, all of which have been issued at the date hereof.

(ii) Momenta has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under this Agreement and the power of attorney dated [            ] in favor of [            ] (the “Power of Attorney”).

(iii) The execution and delivery of this Agreement and the Power of Attorney and the performance by Momenta of its obligations thereunder do not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Company or any agreement or instrument that is binding upon Momenta or any law, public rule or regulation applicable to Momenta in the Cayman Islands currently in force and do not conflict with or result in a breach of or constitute a default under any existing rule, regulation, order or decree or any governmental authority or agency or any official body in the Cayman Islands.

(iv) The execution, delivery and performance of this Agreement has been authorized by and on behalf of Momenta and, assuming this Agreement has been executed and delivered by a director of Momenta or an attorney-in-fact named in the Power of Attorney in the manner specified in the resolutions, this Agreement has been duly executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of Momenta enforceable in accordance with its terms.

(v) No authorizations, consents, approvals, licenses, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a) the creation, execution or delivery of this Agreement by Momenta;

(b) subject to the payment of the appropriate stamp duty, enforcement of this Agreement against Momenta; or

(c) the performance by Momenta of its obligations under this Agreement.

(vi) No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a) the execution or delivery of this Agreement;

(b) the enforcement of this Agreement;

(c) the disposal of the ADSs by Momenta; or

(d) payments made under, or pursuant to, this Agreement.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

(vii) The courts of the Cayman Islands will observe and give effect to the choice of New York law as the governing law of this Agreement. The submission to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York and the waiver by Momenta of any objection to venue of proceedings in this Agreement, and the appointment of an agent to accept service of process in such jurisdiction, is legal, valid and binding on Momenta.

(viii) The Power of Attorney has been duly executed by Momenta and constitutes the persons therein named as the duly appointed attorneys of Momenta with the powers and authorities therein specified.

(ix) Based solely on our inspection of the Register of Writs and Other Originating process in the Grand Court of the Cayman Islands from June 28, 2002 there were no actions or petitions pending against Momenta in the courts of the Cayman Islands as at close of business in the Cayman Islands on August [            ], 2005.

(x) Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

(a) is given by a competent foreign court;

(b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c) is final;

(d) is not in respect of taxes, a fine or a penalty; and

(e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

(xi) It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

(xii) No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution or delivery of this Agreements.

(h) On the date of this Agreement at a time prior to the execution of this Agreement and at the Time of Delivery, Deloitte HanaAnjin LLC, the independent accountants of the Company, who have audited the consolidated financial statements of the Company and reviewed certain non-consolidated unaudited financial information of the Company as described in SAS No. 100, Interim Financial Information, included in the Registration Statement, shall have furnished to the Representatives a letter, dated the effective date of the Registration Statement, or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated the Time of Delivery, respectively, to the effect set forth in Annex I hereto, and with respect to such letter dated the Time of Delivery, confirming in all material respects the conclusions and findings set forth in the earlier letter furnished pursuant hereto;

(i) (A) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of this Agreement any loss or interference with its business from fire, explosion, flood or any other calamity, whether or not covered by insurance, or from any labor stoppage or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of this Agreement, and (B) since the respective dates as of which information is given in the Prospectus as amended or supplemented prior to the date of this Agreement there shall not have been any change in the consolidated capitalization or consolidated long-term debt of the Company and its subsidiaries taken as a whole or any change, or any development involving a prospective change in, or affecting the general affairs or senior management of, the Company or the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of this Agreement, the effect of which, in any such case described in clause (A) or (B), is in the judgment of the Representatives, after consultation with the Company so material and adverse to the Company and its subsidiaries taken as a whole as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

(j) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company by a “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(k) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally or in the Company’s securities on the New York Stock Exchange, the London Stock Exchange and/or the Korea Exchange; (ii) a general moratorium on commercial banking activities in New York, London or the Republic of Korea declared by the relevant authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom or the Republic of Korea; (iii) a change or development involving a prospective change in Korean taxation, the ADSs or the transfer thereof materially adversely affecting the Company or its shareholders, if the effect of any such change or development specified in this clause (iii) in the judgment of the Representatives, after consulting with the Company and SK Corporation to the extent practicable, would be so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs on the terms and in the manner contemplated in the Prospectus as amended or supplemented; or (iv) any material outbreak or material escalation of hostilities or act of terrorism involving, the United States, the United Kingdom or the Republic of Korea or the declaration by the United States, the United Kingdom or the Republic of Korea of a national emergency or war or the occurrence of any other material calamity or crisis involving the United States, the United Kingdom or the Republic of Korea, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives, after consulting with the Company and SK Corporation to the extent practicable, would be so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs on the terms and in the manner contemplated in the Prospectus as amended or supplemented or (v) the occurrence of any change in the existing financial, political or economic conditions or currency exchange rates or exchange controls in the United States, the United Kingdom and the Republic of Korea or elsewhere which, in the judgment of the Representatives, after consulting with the Company and SK Corporation to the extent practicable, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

(l) The Trustee under the Indenture dated as of August 1, 2002, between and among Momenta as Issuer, SK Corporation, as Guarantor, and the Trustee (the “Indenture”) shall have furnished or caused to be furnished to you at the Time of Delivery certificates satisfactory to you evidencing the release from the Indenture of the ADSs to be delivered by Momenta to the Underwriters at to the Time of Delivery.

(m) The Depositary shall have furnished or caused to be furnished to you at the Time of Delivery certificates satisfactory to you evidencing the deposit with it of the Shares having been so deposited against issuance of ADRs evidencing the ADSs to be delivered by Momenta at the Time of Delivery, of the execution, counter-signature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement, and of the removal of the restrictions from such ADSs so that they no longer constitute Restricted ADSs;

(n) The Company, SK Corporation and Momenta shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the ADSs their respective certificates of officers of the Company, SK Corporation and Momenta satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company, SK Corporation and Momenta, respectively herein at and as of the Time of Delivery, as to the performance by the Company, SK Corporation and Momenta of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, and as to the matters set forth in subsections (a) and (i) of this Section; and

(o) The Company, SK Corporation and Momenta shall have furnished or caused to be furnished to the Representatives such other documents and certificates of officers of the Company, SK Corporation and Momenta, respectively, satisfactory to the Representatives as to such other matters as the Underwriters may reasonably request to evidence the satisfaction of the conditions set forth in Section 7.

Section 8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Preliminary Prospectus supplement, the Registration Statement, the ADS Registration Statement or the Prospectus as amended or supplemented or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any Preliminary Prospectus supplement, the Registration Statement, the ADS Registration Statement or the Prospectus as amended or supplemented in reliance upon and in conformity with (1) the information provided by Momenta as specified in Section 8(b) below or (2) written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, and provided further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold ADSs to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was identified in writing at such time to such Underwriter and corrected in the Prospectus or in the Prospectus as then amended or supplemented.

(b) Momenta will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Preliminary Prospectus supplement, the Registration Statement, the ADS Registration Statement or the Prospectus as amended or supplemented or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission related to information in respect of or relating to Momenta which shall consist of all statements under the caption “Selling Stockholder,” and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that Momenta shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any Preliminary Prospectus supplement, the Registration Statement, the ADS Registration Statement or the Prospectus as amended or supplemented in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, and provided further, that Momenta shall not be liable to any Underwriter under the indemnity agreement in this subsection (b) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold ADSs to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if Momenta has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was identified in writing at such time to such Underwriter and corrected in the Prospectus or in the Prospectus as then amended or supplemented.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and Momenta against any losses, claims, damages or liabilities to which the Company or Momenta may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Preliminary Prospectus supplement, the Registration Statement, the ADS Registration Statement or the Prospectus as amended or supplemented or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any Preliminary Prospectus supplement, the Registration Statement, the ADS Registration Statement or the Prospectus as amended or supplemented in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company or Momenta for any legal or other expenses reasonably incurred by the Company or Momenta in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under subsection (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the indemnified party’s use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to an admission of fault, culpability or failure to act, by or on behalf of any indemnified party. An indemnified party will not, without the prior written consent of the indemnifying parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes (i) an unconditional release of such indemnifying party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to an admission of fault, culpability or failure to act, by or on behalf of any indemnifying party.

(e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party under such subsection shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company or Momenta, as applicable, on the one hand and the Underwriters of the ADSs on the other from the offering of the ADSs to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or Momenta, as applicable, on the one hand and the Underwriters of the ADSs on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company or Momenta, as applicable, on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering of the ADSs (before deducting expenses) received by the Company or Momenta, as applicable, bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Momenta, as applicable, on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Momenta and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of ADSs in this subsection (e) to contribute are several in proportion to their respective underwriting obligations with respect to such Shares and not joint. Pursuant to the foregoing, the Company or Momenta, as applicable, shall not be required to contribute under this subsection 8(e) except to the extent and under such circumstances as the Company or Momenta, as applicable, would have been liable under Section 8(a) or 8(b), as applicable, hereof had indemnification been enforceable under the law.

(f) The obligations of the Company and Momenta under this Section 8 shall be in addition to any liability which the Company and Momenta may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be several (and not joint and several) and shall be in addition to any liability which the respective Underwriters may otherwise have.

Section 9. If any one or more Underwriters shall fail to purchase and pay for any of the ADSs agreed to be purchased by such Underwriter or Underwriters and such failure to purchase shall constitute a default in the performance of its or their obligations thereunder, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of ADSs set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of ADSs set forth opposite the names of all the remaining Underwriters) the ADSs which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of ADSs, which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of the ADSs set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any of the ADSs, and if such non-defaulting Underwriters do not purchase all of the ADSs, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company, SK Corporation and Momenta. In the event of a default by any Underwriter as set forth in this Section 9, the Time of Delivery shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement, the ADS Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, SK Corporation and Momenta and any non-defaulting Underwriter for damages occasioned by its default under this Agreement.

Section 10. The respective indemnities, agreements, representations, warranties and other statements of the Company, SK Corporation, Momenta and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, SK Corporation or Momenta, or any officer or director or controlling person of the Company, or any controlling person of SK Corporation or Momenta, and shall survive delivery of and payment for the ADSs.

Section 11. If the sale of the ADSs provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 7 hereof or because of any refusal, inability or failure on the part of the Company, SK Corporation or Momenta to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, notwithstanding Section 6 of this Agreement, the Underwriters and Momenta shall pay such fees and out-of-pocket expenses incurred in making preparations for the purchase, sale and delivery of the Securities in accordance with the Expense Side Letter, but following the payment of all such fees and out-of-pocket expenses the Company, SK Corporation and Momenta shall then be under no further liability to any Underwriter except as provided in Section 8 hereof.

Section 12. In all dealings hereunder, the Representatives of the Underwriters of ADSs shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of each of the Representatives: ABN AMRO Rothschild, 41/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong (Fax: +852 2700 5968) Attn: Head of Equity Capital Markets, Asia and Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 250 Vesey Street, New York, New York 10080, U.S.A. (Fax: +1 212 449 2784 (Global Equity Capital Markets)) (with a copy to Merrill Lynch (Asia Pacific) Limited, 17/F ICBC Tower, 3 Garden Road, Central, Hong Kong (Fax: +852 2536 3619 (APR Equity Capital Markets))); if to Momenta or to SK Corporation shall be mailed, delivered or faxed and confirmed to it at 99 Seorin-dong, Jongro-gu, Seoul, 110-110, Korea, Attention: Head of Investor Relations Finance Team (Fax: +82 2 2121 7009); and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Manager, International Finance Team; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, SK Corporation, Momenta and, to the extent provided in Sections 8, 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, SK Corporation, Momenta or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

Section 14. To the fullest extent permitted by applicable law, each of the Company, SK Corporation and Momenta irrevocably consents and agrees, for the benefit of the Underwriters, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement, or any ADSs or Shares may be brought in any New York state or U.S. federal court located in the Borough of Manhattan, The City of New York, New York, and waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding and hereby irrevocably consents and submits to the exclusive jurisdiction of each such court with respect to any such action, suit or proceeding. The Company, SK Corporation and Momenta hereby agree that the Company, SK Corporation and Momenta each has appointed Gary R. Whitaker which appointment each of the Company, SK Corporation and Momenta hereby agrees not to withdraw, as its authorized agent upon whom process may be served in any such action, suit or proceeding, provided that in the event that Gary R. Whitaker is no longer able to serve as service of process agent for any reason, the Company, SK Corporation or Momenta, as the case may be, shall immediately appoint a successor authorized agent upon whom process can be served. To the fullest extent permitted by applicable law, service of process upon such authorized agents and written notice of such service to the Company, SK Corporation or Momenta, as the case may be, shall be deemed, in every respect, effective serving of process upon the Company, SK Corporation or Momenta, as the case may be. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent in full force. The provisions of this Section 14 shall survive any termination of this Agreement, in whole or in part.

Section 15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, SK Corporation and Momenta, jointly and severally, or the Company, as applicable, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company or SK Corporation and Momenta jointly and severally, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

Section 16. The Company, SK Corporation and Momenta acknowledge and agree that (i) the purchase and sale of the ADSs pursuant to this Agreement, including the determination of the public offering price of the ADSs and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, SK Corporation and Momenta, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, SK Corporation, Momenta or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, SK Corporation or Momenta with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, SK Corporation or Momenta on other matters) and no Underwriter has any obligation to the Company, SK Corporation or Momenta with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, SK Corporation or Momenta, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company, SK Corporation and Momenta have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. This Agreement supercedes any prior agreement or understanding (whether written or oral) among the Company, SK Corporation, Momenta and the Underwriter(s) with respect to the subject matter hereof.

Section 17. Time shall be of the essence of this Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 19. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof.

Very truly yours, SK TELECOM CO., LTD.

By:
Name: Title:

SK CORPORATION

By:
Name: Title:

MOMENTA (CAYMAN)

By:
Name: Title:

Accepted as of the date hereof on

behalf of each of the Underwriters

by:

  ABN AMRO ROTHSCHILD

By:
Name: Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
Name: Title:

Accepted and agreed by:

SK SECURITIES CO., LTD.

By:
Name: Title:

SCHEDULE I
Underwriter	Total Number of ADSs to be Purchased

ABN AMRO Rothschild	[ ]

Merrill Lynch, Pierce, Fenner & Smith Incorporated	[ ]

SK Securities Co., Ltd.	[ ]

[ ]	[ ]

[ ]	[ ]

[ ]	[ ]

Total	[ ]

ANNEX 1

[Form of comfort letter]